UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) January 24, 2006

                               GSE SYSTEMS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

Delaware                        0-26494                        52-1868008
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(State or other         (Commission File Number)           (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation or
organization)


              7133 Rutherford Rd., Suite 200, Baltimore, MD 21244
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              (Address of principal executive office and zip code)

                                 (410) 277-3740
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       Registrant's telephone number, including area code



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 24, 2006 Chin-our Jerry Jen notified the Company that he was resigning from the Company's Board of Directors effective immediately. Mr. Jen will continue as President and Chief Operating Officer of the Company.

     On January 24, 2006 the Board of Directors of the Company elected Michael Feldman as a Director, replacing Mr. Jen. Mr. Feldman, 38, joined the Company in early 2004 as Director of International Sales and Marketing. Prior to joining GSE, he was Chief Executive Officer of RedStorm Scientific, Inc., a biotech company that assists pharmaceutical companies in shortening the drug discovery process through its understanding of proteins. Mr. Feldman had previously held positions with GP Strategies Corporation and General Physics in international sales and marketing. Mr. Feldman graduated from Cornell University with a BA in 1989. Mr. Feldman is the son of Jerome I. Feldman, the Company's Chairman. Mr. Feldman does not have an employment agreement with the Company, but currently receives an annual salary from the Company of approximately $110,000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               GSE SYSTEMS, INC.

Date: January 24, 2006       /s/  Jeffery G. Hough
                             -----------------------
                                Jeffery G. Hough
                                Senior Vice President and CFO